UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 26, 2007
Date of Report (Date of earliest event reported)

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7491 (Commission File Number)	36-2369491 (IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 26, 2007, the Board of Directors (the “Board”) of Molex Incorporated (“Molex”) increased the size of the Board to 12 members and elected James S. Metcalf as a Class I member of the Board. Mr. Metcalf, 49, has been the President and Chief Operating Officer of USG Corporation, a leading manufacturer and distributor of building materials and products used in certain industrial processes, since 2006. He joined USG in 1980 and has held numerous executive positions including, Executive Vice President and President, Building Systems from 2002 to 2006; President and Chief Executive Officer, L&W Supply from 2000 to 2002; and Executive Vice President and Chief Operating Officer, L&W Supply from 1999 to 2000.
There is no arrangement or understanding with any person pursuant to which Mr. Metcalf was selected as a director, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. Mr. Metcalf’s compensation for his service as a non-employee director will be consistent with that of Molex’s other non-employee directors, as described in Exhibit 10.1 to Molex’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2007	MOLEX INCORPORATED
	By	/s/ Ana G. Rodriguez
Ana G. Rodriguez
Vice President, Co-General Counsel & Secretary